UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 1, 2011

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd FL
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on the Current Report on Form 8-K filed with the SEC on June 28, 2011, Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”) executed a Stock Purchase Agreement (the “Original Purchase Agreement”) with Worldwide Beverage Imports, LLC., a Nevada limited liability company (“Worldwide”), whereby the Company issued an aggregate of 100,000,000 shares of its restricted common stock of the Company (the “Initial Issuance”) and Worldwide granted license distribution rights (the “Rights”) of up to 39 SKUs of products owned or licensed by Worldwide, and to supply inventory related to the Rights (“Inventory”) to the Company.

On November 1, 2011, the Company and Worldwide entered an Amendment No. 1 to the Stock Purchase Agreement (the “Amendment Agreement”).  Pursuant to the Original Purchase Agreement, the Company agreed to sell $1,500,000 in additional restricted shares of common stock (the “Additional Shares”) to Worldwide for a purchase price of $0.002 per share and the Additional Shares were to be purchased using residual cash from the sales, after expenses, made by the Company associated with the Rights in no more than five tranches in accordance with the terms of the Original Purchase Agreement (the “Additional Purchase Tranches”).

Pursuant to the Amendment Agreement, Section 2 of the Original Purchase Agreement was amended to replace the terms and provisions of the Additional Purchase Tranches with new terms and provisions whereby the Company shall issue Additional Shares in exchange for (i) Worldwide forgiving a $300,000 loan owed by the Company; and (ii) Worldwide delivering $1,200,000 in Inventory to the Company, the sale proceeds of which are to be contributed to the capital of the Company.

Under Section 6(i) of the Original Purchase Agreement, the Company agreed to, among other things, use its best efforts to (i) increase the number of its authorized shares from 500,000,000 to 900,000,000 after the Closing Date in (the “Increase in Authorized Shares”), (ii) effect a reverse split at a ratio that is mutually agreed to by the Company and Worldwide (the “Reverse Split”), and (iii) settle outstanding liabilities (the “Debt Satisfaction”). Upon the occurrence of the Increase in Authorized Shares, the issuance of the Initial Issuance and the Additional Shares, the completion of the Debt Satisfaction and the Reverse Split, the Company agreed to issue such number of shares of its common stock required such that: (x) Worldwide shall own 49%, (y) management of the Company shall own 35%, (z) two consultants of the Company, or their respective designee(s), shall own 2.5% each, of the number of shares issued and outstanding of the Company at such time (collectively, the “Resulting Ownership”).

Pursuant to the Amendment Agreement, the Resulting Ownership shall be amended such that the 35% ownership by the Company’s management shall include an exhange of all outstanding Series C Preferred Stock of the Company to common stock and the allocation of the 35% common stock ownership shall be determined by J. Patrick Kenny, the Company’s President and Chief Executive Officer.  Furthermore, the Amendment Agreement provides that, upon the completion of the Debt Satisfaction and Reverse Split, the Company shall pay to J. Patrick Kenny, Charles Davidson, and Brian Kenny a bonus in an amount to be agreed upon by Richard Cabo and J. Patrick Kenny, which bonuses shall be paid at such time as Company’s Compensation Committee shall determine.

In connection with the shares issued under the Original Purchase Agreement and the Amendment Agreement, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements attached to this Form 8-K as Exhibit 10.2 and Exhibit 10.1 attached to the Current Report on Form 8-K filed with the SEC on June 28, 2011, which exhibits are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities .

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

10.1
Stock Purchase Agreement, dated June 27, 2011, by and between the Company and Worldwide, filed as an Exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 28, 2011.

10.2	Amendment No. 1 Stock Purchase Agreement, dated November 1, 2011, by and between the Company and Worldwide.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 4, 2011

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO